                                                                      Exhibit 25


                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549



                                   FORM T-1
                                   --------

                           STATEMENT OF ELIGIBILITY
                     UNDER THE TRUST INDENTURE ACT OF 1939
                 OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE


               CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY
               OF A TRUSTEE PURSUANT TO SECTION 305(b)(2) _____


                      THE FIRST NATIONAL BANK OF CHICAGO
              (Exact name of trustee as specified in its charter)


   A National Banking Association                          36-0899825
                                                        (I.R.S. employer
                                                        identification number)

 One First National Plaza, Chicago, Illinois                   60670-0126
     (Address of principal executive offices)                  (Zip Code)


                      The First National Bank of Chicago
                     One First National Plaza, Suite 0286
                        Chicago, Illinois   60670-0286
            Attn:  Lynn A. Goldstein, Law Department (312) 732-6919
           (Name, address and telephone number of agent for service)


                             GTE North Incorporated
          (Exact name of obligor as specified in its trust agreement)


     Wisconsin                                       35-1869961
  (State or other jurisdiction of                (I.R.S. employer
  incorporation or organization)                  identification number)

   1255 Corporate Drive
   Irving, Texas                                          75038
(Address of principal executive offices)                (Zip Code)


                                Debt Securities
                        (Title of Indenture Securities)

Item 1.   General Information.  Furnish the following
          --------------------
          information as to the trustee:

          (a) Name and address of each examining or supervising authority to which it is subject.

          Comptroller of the Currency, Washington, D.C.,
          Federal Deposit Insurance Corporation,
          Washington, D.C., The Board of Governors of the Federal Reserve System, Washington D.C.

          (b) Whether it is authorized to exercise corporate trust powers.

          The trustee is authorized to exercise corporate trust powers.

Item 2.   Affiliations With the Obligor.  If the obligor
          ------------------------------
          is an affiliate of the trustee, describe each such affiliation.

          No such affiliation exists with the trustee.

Item 16.  List of exhibits.   List below all exhibits filed as a
          -----------------
          part of this Statement of Eligibility.

          1. A copy of the articles of association of the trustee now in effect.*

          2. A copy of the certificates of authority of the trustee to commence business.*

          3. A copy of the authorization of the trustee to exercise corporate trust powers.*

          4.  A copy of the existing by-laws of the trustee.*

          5.  Not Applicable.

          6.  The consent of the trustee required by
              Section 321(b) of the Act.

          7. A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

          8. Not Applicable.

          9. Not Applicable.


     Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, The First National Bank of Chicago, a national banking association organized and existing under the laws of the United States of America, has duly caused this Statement of Eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Chicago and State of Illinois, on the 2nd day of September, 1998.


            The First National Bank of Chicago,
            Trustee

            By JOHN R. PRENDIVILLE
               John R. Prendiville
               Vice President



* Exhibit 1, 2, 3 and 4 are herein incorporated by reference to Exhibits bearing identical numbers in Item 16 of the Form T-1 of The First National Bank of Chicago, filed as Exhibit 25 to the Registration Statement on Form S-3 of US WEST Capital Funding, Inc. on May 6, 1998 (Registration No. 333-51907-01).

                                 EXHIBIT 6



                      THE CONSENT OF THE TRUSTEE REQUIRED
                         BY SECTION 321(b) OF THE ACT



                                                        September 14, 1998


Securities and Exchange Commission
Washington, D.C.  20549

Gentlemen:

In connection with the qualification of the indenture between GTE North Incorporated and The First National Bank of Chicago, as trustee, the undersigned, in accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, hereby consents that the reports of examinations of the undersigned, made by Federal or State authorities authorized to make such examinations, may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.


                              Very truly yours,

                              The First National Bank of Chicago



                          By: JOHN R. PRENDIVILLE
                              John R. Prendiville
                                Vice President

                                 EXHIBIT 7

Legal Title of Bank:     The First National Bank of Chicago Call Date: 06/30/98
                         ST-BK: 17-1630 FFIEC 031
Address:                 One First National Plaza, Ste 0460  Page RC-1
City, State  Zip:        Chicago, IL  60670
FDIC Certificate No.:    0/3/6/1/8
                         ---------

Consolidated Report of Condition for Insured Commercial and State-Chartered Savings Banks for June 30, 1998

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding of the last business day of the quarter.

Schedule RC--Balance Sheet

                                                                                      Dollar Amounts in thousands
C400    Thousands        RCFD  BIL MIL THOU
----                          ------------                           ----

-------------    ----  ------------


ASSETS
1.   Cash and balances due from depository institutions (from Schedule

RC-A):                                                                            RCFD
                                                     ---------------------------------------------------------------

a. Noninterest-bearing balances and currency and
 coin(1)...........................................  0081                                                             4,490,272  1.a

b. Interest-bearing balances(2)....................  0071                                                             5,586,990  1.b

2.                                                   Securities

a. Held-to-maturity securities(from Schedule RC-B,
 column A).........................................  1754                                                                     0  2.a

b. Available-for-sale securities (from Schedule
 RC-B, column D)...................................  1773                                                             8,974,952  2.b

3.                                                   Federal funds sold and securities purchased under agreements to

resell                                               1350                                                             5,558,583   3.

4.   Loans and lease financing receivables:

a. Loans and leases, net of unearned income (from Schedule     RCFD
                                                               ----

RC-C)........................................................  2122  28,257,868  4.a

b. LESS: Allowance for loan and lease losses.................  3123     413,742  4.b
c. LESS: Allocated transfer risk reserve.....................  3128           0  4.c

d. Loans and leases, net of unearned income, allowance, and    RCFD
                                                               ----

   reserve (item 4.a minus 4.b and 4.c)......................  2125  27,844,126  4.d

5.   Trading assets (from Schedule RD-D)                3545          6,073,169
     5.

6.   Premises and fixed assets (including capitalized leases)            2145
     721,430     6.

7.     Other real estate owned (from Schedule RC-M)................  2150       6,827   7.

8.     Investments in unconsolidated subsidiaries and associated

companies (from Schedule RC-M)                                       2130     184,515   8.

9.     Customers' liability to this bank on acceptances outstanding  2155     310,026   9.

10.    Intangible assets (from Schedule RC-M)......................  2143     302,859  10.

11.    Other assets (from Schedule RC-F)...........................  2160   2,137,491  11.

12.    Total assets (sum of items 1 through 11)....................  2170  62,191,240  12.

------------------

(1)  Includes cash items in process of collection and unposted debits.

(2)  Includes time certificates of deposit not held for trading.


Legal Title of Bank:     The First National Bank of Chicago  Call Date:  06/30/98 ST-BK:  17-1630 FFIEC 031

Address:                 One First National Plaza, Ste 0460  Page RC-2

City, State  Zip:        Chicago, IL  60670

FDIC Certificate No.:                             0/3/6/1/8
                         ----------------------------------

Schedule RC-Continued

                                         Dollar Amounts in
                                                Thousands
                                            ----------------

  a. In domestic offices (sum of totals of columns A and C          RCON
                                                                    ----

     from Schedule RC-E, part 1)..  2200  21,810,607  13.a
     (1) Noninterest-bearing(1)...  6631   9,864,956  13.a1
(2)
   Interest-bearing...............  6636  11,945,651  13.a2


  b. In foreign offices, Edge and Agreement subsidiaries, and            RCFN
                                                                         ----

                                         IBFs (from Schedule RC-E, part II)..........................       2200  15,794,963   13.b

                                         (1) Noninterest bearing.....................................       6631     482,528   13.b1

                                         (2) Interest-bearing........................................       6636  15,312,435   13.b2

14.                                      Federal funds purchased and securities sold under agreements

  to repurchase:                                                                                       RCFD 2800   3.858,711      14

15.                                      a. Demand notes issued to the U.S. Treasury                   RCON 2840   1,444,748   15.a
b.
  Trading Liabilities(from Sechedule
   RC-D)...............................  RCFD 3548                                                     5,661,633  15.b


16.                                      Other borrowed money:                                         RCFD
                                                                                                       ---------

  a. With original maturity of one year or less                                                             2332   4,356,061   16.a
  b. With original  maturity of more than one year                                                     A547          385,550   16.b
  c.  With original maturity of more than three years ............                                     A548          320,386   16.c


17.                                      Not applicable

18.                                      Bank's liability on acceptance executed and outstanding.....       2920     310,026     18.

19.                                      Subordinated notes and debentures...........................       3200   2,200,000     19.

20.                                      Other liabilities (from Schedule RC-G)......................       2930   1,176,564     20.
21.                                      Total liabilities (sum of items 13 through 20)..............       2948  57,319,249     21.

22.                                      Not applicable
EQUITY CAPITAL

23.                                      Perpetual preferred stock and related surplus...............       3838           0     23.

24.                                      Common stock................................................       3230     200,858     24.

25.                                      Surplus (exclude all surplus related to preferred stock)....       3839   3,188,187     25.

26. a. Undivided profits and capital reserves                                                               3632   1,467,324   26.a

                                         b. Net unrealized holding gains (losses) on available-for-sale

                                         securities..................................................       8434      18,040   26.b

27.                                      Cumulative foreign currency translation adjustments.........       3284      (2,418)    27.
28.                                      Total equity capital (sum of items 23 through 27)...........       3210   4,871,991     28.

29.                                      Total liabilities, limited-life preferred stock, and equity

  capital (sum of items 21, 22, and 28)                                                                     3300  62,191,240     29.

Memorandum
To be reported only with the March Report of Condition.

1. Indicate in the box at the right the number of the statement below that best describes the most comprehensive level of auditing work performed for the bank by independent external auditors as of any date during 1996 . . . . . . . . . . . . . . . . . . . . . . . . . RCFD 6724

                                                                                        Number M.1.

1 =    Independent audit of the bank conducted in accordance         4 =  Directors' examination of the bank performed by other
       with generally accepted auditing standards by a certified          external auditors (may be required by state chartering
       public accounting firm which submits a report on the bank          authority)
2 =    Independent audit of the bank's parent holding company        5 =  Review of the bank's financial statements by external
       conducted in accordance with generally accepted auditing           auditors
       standards by a certified public accounting firm which         6 =  Compilation of the bank's financial statements by external
       submits a report on the consolidated holding company               auditors
       (but not on the bank separately)                              7 =  Other audit procedures (excluding tax preparation work)
3 =    Directors' examination of the bank conducted in               8 =  No external audit work
       accordance with generally accepted auditing standards
       by a certified public accounting firm (may be required by
       state chartering authority)

-------------------

(1) Includes total demand deposits and noninterest-bearing time and savings deposits.